UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HUNTINGTON BANCSHARES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Commission file number: 1-34073

Maryland	31-0724920
(State of incorporation or organization)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares Each Representing 1/40th Interest in a Share of 4.500% Series H Non-Cumulative Perpetual Preferred Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-232886

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), each representing a 1/40th interest in a share of the Company’s 4.500% Series H Non-Cumulative Perpetual Preferred Stock, with a liquidation preference of $1,000 per share (equivalent to $25 per Depositary Share). The descriptions set forth under the captions “Description of the Preferred Stock” and “Description of the Depositary Shares” in the prospectus supplement dated February 2, 2021 relating to the Depositary Shares, filed with the Securities and Exchange Commission on February 3, 2021 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3ASR (File No. 333-232886) of the Registrant, dated July 30, 2019, are each incorporated herein by reference.

Item 2.	Exhibits.

Number	Description

3.1	Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on January 22, 2019).

3.2	Articles of Restatement of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.2 to Huntington Bancshares Incorporated’s Form 8-K filed on January 22, 2019).

3.3	Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on June 3, 2020).

3.4	Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on August 10, 2020).

3.5	Articles Supplementary of Huntington Bancshares Incorporated, as of February 5, 2021 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on February 9, 2021).

3.6	Amended and Restated Bylaws of Huntington Bancshares Incorporated, as of January 16, 2019 (incorporated by reference to Exhibit 3.3 to Huntington Bancshares Incorporated’s Form 8-K filed on January 22, 2019).

4.1	Instruments defining the Rights of Security Holders — reference is made to Articles Fifth, Eighth, and Tenth of Articles of Restatement of Charter, as amended and supplemented. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

4.2	Deposit Agreement, dated February 9, 2021, among Huntington Bancshares Incorporated, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 to Huntington Bancshares Incorporated’s Form 8-K filed February 9, 2021).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 9, 2021	HUNTINGTON BANCSHARES INCORPORATED

	By:	/s/ Jana J. Litsey
	Name:	Jana J. Litsey
	Title:	General Counsel